SENTINEL VARIABLE PRODUCTS TRUST

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

     The undersigned shareholder of Sentinel Variable Products Trust, a Delaware statutory trust (“Trust”), hereby appoints Kerry A. Jung and John K. Landy, or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2007 annual meeting of the shareholders (“Meeting”) of the Trust to be held at One National Life Drive, Montpelier, Vermont 05604, on May 24, 2007, at 10:00 a.m., Eastern Time, and any adjournment or postponement of the Meeting, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of the Meeting and of the accompanying proxy statement (the terms of which are incorporated by reference in this proxy) and revokes any proxy previously given with respect to the Meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for Trustee and “FOR” each of the other proposals as described in the related proxy statement. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the Meeting or any adjournment or postponement of the Meeting.

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

Signature

Signature of joint owner, if any

The Board of Trustees recommends a vote FOR all proposals.

TO PROVIDE PROXY INSTRUCTIONS PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:

1.	To elect the Board of Trustees of the Trust to serve until their successors have been duly elected and qualified or until their retirement, resignation, death or removal

	FOR	WITHHOLD	FOR ALL
	ALL	ALL	EXCEPT*
	☐	☐	☐
01. Thomas H. MacLeay
02. William D. McMeekin
03. Nancy Friberg Pope
04. William G. Ricker

*	To withhold authority to vote for any individual, mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided.

If you wish, you may provide voting instructions for all of the following proposals in the same manner by checking a box here.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

WE NEED YOUR PROXY VOTE IMMEDIATELY.
YOUR PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF
FURTHER SOLICITATION.

2.	To amend and restate the Trust’s Declaration of Trust to standardize its provisions and conform them to current applicable law

	FOR	AGAINST	ABSTAIN
Sentinel Variable Products Trust	☐	☐	☐

3.	To amend certain fundamental investment restrictions of the Funds

3a.	To approve the repeal of the investment restriction restricting each Fund from investing more than 5% of its net assets in warrants valued at the lower of cost or market, or more than 2% of its net assets in warrants which are not listed on either the New York Stock Exchange or the American Stock Exchange.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Fundname				Fundname				Fundname
Drop In 1	☐	☐	☐	Drop In 2	☐	☐	☐	Drop In 3	☐	☐	☐
Fundname				Fundname				Fundname
Drop In 4	☐	☐	☐	Drop In 5	☐	☐	☐	Drop In 6	☐	☐	☐

3b.	To approve the restatement of the investment restriction regarding the Fund’s status as either diversified or nondiversified.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

Fundname				Fundname				Fundname
Drop In 1	☐	☐	☐	Drop In 2	☐	☐	☐	Drop In 3	☐	☐	☐
Fundname				Fundname
Drop In 4	☐	☐	☐	Drop In 5	☐	☐	☐

4.	To vote and otherwise represent the shareholder on any other matter that may properly come before the Meeting or any adjournment or postponement of the Meeting in the discretion of the proxy holder.

Please sign and date the reverse side before mailing in your proxy card.